SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 3, 2003





                                SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        New Jersey                        0-20957                  52-1382541
----------------------------           --------------            -------------
(State or other jurisdiction           (SEC File No.)            (IRS Employer
     of incorporation)                                           Identification
                                                                    Number)


226 Landis Avenue, Vineland, New Jersey                              08360
----------------------------------------                           ---------
(Address of principal executive offices)                           Zip Code)




Registrant's telephone number, including area code: (856) 691-7700
                                                    --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
-------  ------------

         On September 3, 2003 Sun National Bank ("Sun"), the wholly-owned subsidiary of the Registrant, signed a definitive Agreement with New York Community Bank ("NYCB") to purchase eight branches from NYCB located in Atlantic, Camden and Gloucester Counties. The transaction will include assumption of approximately $360 million in deposit liabilities and the purchase of approximately $14 million in loans related to these eight branches. A copy of the press release regarding such announcement is incorporated by reference in its entirety as Exhibit 99.1.

         Sun anticipates paying a deposit premium of approximately 11.0% of total deposits assumed in the transaction based on the current level of deposits of approximately $360 million for the transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
-------  ------------------------------------------------------------------

Exhibit 99.1 -- Press Release concerning a definitive Agreement, dated September
------------
3, 2003, between Sun and NYCB, for the acquisition by Sun of eight branches from NYCB.

Exhibit  99.2 - Purchase  and  Assumption  Agreement,  dated  September 3, 2003,
-------------
between Sun and NYCB.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                SUN BANCORP, INC.



Date: September 4, 2003                         By: /s/Dan A. Chila
                                                    ----------------------------
                                                    Dan A. Chila
                                                    Executive Vice President and
                                                    Chief Financial Officer